UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 26, 2017

K2M GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Preliminary Results for the Fiscal Quarter and the Year Ended December 31, 2016

For the fiscal quarter ended December 31, 2016, K2M Group Holdings, Inc. (“we,” “us,” “our” or the “Company”) expects that its revenue will range from approximately $61.3 million to $61.8 million, an increase of approximately 13% to 14% year-over-year, or approximately 14% to 15% year-over-year on a constant currency basis. We expect that domestic revenue for the fiscal quarter ended December 31, 2016 will range from approximately $47.4 million to $47.7 million, an increase of approximately 21% year-over-year, comprised of U.S. Complex Spine growth in excess of approximately 17% year-over-year, U.S. Minimally Invasive Surgery (MIS) growth in excess of approximately 35% year-over-year and U.S. Degenerative growth in excess of approximately 18% year-over-year. We expect that international revenue for the fiscal quarter ended December 31, 2016 will range from approximately $13.9 million to $14.1 million, a decrease of approximately 6% to 7% year-over-year, or approximately 3% to 4% year-over-year on a constant currency basis.

For the fiscal quarter ended December 31, 2016, we expect that our net loss will range from approximately $14.6 million to $11.0 million, compared with a net loss of $8.5 million for the fiscal quarter ended December 31, 2015. The expected net loss for the fiscal quarter ended December 31, 2016 is expected to be greater than our net loss for the fiscal quarter ended December 31, 2015, primarily as a result of increased sales and marketing, and research and development expenses to support new product introductions and an expansion of our sales distribution channel, as well as increased cost of sales.

For the fiscal quarter ended December 31, 2016, we expect that our Adjusted EBITDA will range from approximately $(3.5) million to $0.5 million, compared with Adjusted EBITDA of $1.3 million for the fiscal quarter ended December 31, 2015.

For the full year ended December 31, 2016, we expect that our revenue will range from approximately $236.1 million to $236.6 million, an increase of approximately 9% to 10% year-over-year, or approximately 10% to 11% year-over-year on a constant currency basis.

For the full year ended December 31, 2016, we expect that our net loss will range from approximately $43.8 million to $40.2 million, compared with a net loss of $39.2 million for the year ended December 31, 2015.

For the full year ended December 31, 2016, we expect that our Adjusted EBITDA will range from approximately $(2.0) million to $2.0 million, compared with Adjusted EBITDA of $(0.1) million for the year ended December 31, 2015.

Use of Non-GAAP Measures

This report includes the non-GAAP financial measures of revenue in constant currency and Adjusted EBITDA. We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance and, with respect to Adjusted EBITDA, for planning purposes, including the preparation of our annual operating budget and financial projections. Our management uses these non-GAAP measure principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

Constant currency information compares results between periods as if exchange rates had remained constant period-to-period. We calculate constant currency by converting the prior-year results using current-year foreign currency exchange rates.

Adjusted EBITDA represents net loss plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense and foreign currency transaction loss. Beginning in the fourth quarter of 2016, Adjusted EBITDA also includes a deduction for cash payments made for rent on our headquarters and operations facilities under the capital lease agreement under which such payments commenced in October 2016.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA on a supplemental basis. Our definition of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the ranges presented for the fiscal quarter ended December 31, 2016 and for the fiscal year ended December 31, 2016 and for the actual results for the fiscal quarter ended December 31, 2015 and for the fiscal year ended December 31, 2015.

	Fiscal Year Ended December 31,			Fiscal Quarter Ended December 31,
	2016	2016	2015	2016	2016	2015
(Dollars in thousands)	Low	High	Actual	Low	High	Actual
Net loss	$(43,823)	$(40,183)	$(39,216)	$(14,630)	$(10,990)	$(8,494)
Interest expense	4,430	4,430	941	1,725	1,725	587
Income tax (benefit) expense	101	101	192	80	80	67
Depreciation and amortization	29,020	29,020	24,940	7,568	7,568	6,544
Stock-based compensation expense	6,655	7,255	11,188	1,274	1,874	2,325
Foreign currency transaction loss	2,419	2,179	1,813	1,320	1,080	261
Cash-based rent payments	(802)	(802)	—	(802)	(802)	—

Adjusted EBITDA	$(2,000)	$2,000	$(142)	$(3,465)	$535	$1,290

The preliminary, unaudited financial information presented above is based upon the Company’s current estimates of its financial results for the fourth quarter and the full year ended December 31, 2016 and remains subject to revision based upon our ongoing review of the Company’s fourth quarter and full year financial results and the completion of our annual audit. Our actual results may be materially different from these preliminary results. In addition, these preliminary results are not necessarily indicative of our results for any future period. The preliminary financial information for 2016 included above has been prepared by, and is the responsibility of the Company. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements that reflect current views with respect to, among other things, operations and financial performance. Forward-looking statements include all statements that are not historical facts such as our statements about our expected financial results and guidance and our expectations for future business prospects, including with respect to our international distribution partners such as those in Australia and Japan. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among other things: our ability to achieve or sustain profitability; our ability to successfully demonstrate the merits of our technologies; pricing pressure from our competitors, hospitals and changes in third-party coverage and reimbursement; competition and our ability to develop and commercialize new products; aggregation of hospital purchasing from collaboration and consolidation; hospitals and other healthcare providers may be unable to obtain adequate coverage and reimbursement for procedures performed using our products; the safety and efficacy of our products is not yet supported by long-term clinical data; our dependence on a limited number of third-party suppliers; our ability to maintain and expand our network of direct sales employees, independent sales agencies and international distributors and their level of sales or distribution activity with respect our products; the proliferation of physician-owned distributorships; concentration of sales from a limited number of spinal systems or products that incorporate these technologies; loss of the services of key members of our senior management, consultants or personnel; ability to enhance our product offerings through our research and development efforts; failure to properly manage our anticipated growth; acquisitions of or investments in new or complementary businesses, products or technologies; ability to train surgeons on the safe and appropriate use of our products; requirements to maintain high levels of inventory; impairment of our goodwill or intangible assets; disruptions in our information technology systems; any disruption or delays in operations at our facilities, including our new headquarter facility; or an ability to ship a sufficient number of our products to meet demand; ability to strengthen our brand; fluctuations in insurance cost and availability; extensive governmental regulation; in the United States and foreign jurisdictions; failure to obtain or maintain regulatory approvals and clearances; requirements for new 510(k) clearances, premarket approvals or new or amended CE Certificates of Conformity; medical device reporting regulations in the United States and foreign jurisdictions; voluntary corrective actions by us or our distribution or other business partners or agency enforcement actions; a recall of our products; withdrawal or restrictions on our products or the discovery of serious safety issues with our products; possible enforcement action if we engage in improper marketing or promotion of our products; the misuse or off-label use of our products; delays or failures in any future clinical trials; the results of clinical trials; procurement and use of allograft bone tissue; environmental laws and regulations; compliance by us or our sales representatives with FDA regulations or fraud and abuse laws; U.S. legislative or regulatory healthcare reforms; medical device tax provisions in the healthcare reform laws; our need to generate significant sales to become profitable; potential fluctuations in sales volumes and our results of operations may fluctuate over the course of the year; uncertainty in our future capital needs; failure to comply with restrictions in our revolving credit facility; continuing worldwide economic instability; our inability to protect our intellectual property rights; our reliance on patent rights that we either license from others or have obtained through assignments; our patent litigation; the outcome of potential claims that we, our employees, our independent sales agencies or our distributors have wrongfully used or disclosed alleged trade secrets or are in breach of non-competition or non-solicitation agreements with our competitors; potential product liability lawsuits; operating risks relating to our international operations; foreign currency fluctuations; our ability to comply with the Foreign Corrupt Practices Act and similar laws associated with our activities outside the United States; possible conflicts of interest with our large shareholders; increased costs and additional regulations and requirements as a result of becoming a public company; our ability to implement and maintain effective internal control over financial reporting in the future; the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and our filings with the SEC.

We operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this Form 8-K relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

Item 8.01	Other Information.

The information set forth in Item 2.02 above is incorporated by reference into this Item 8.01.

Performance-based Options Vesting

On January 26, 2017, the Company announced an offering of shares of its common stock by Welsh, Carson, Anderson & Stowe XI, L.P. and certain related affiliates. The Company will not receive any proceeds from the sale of shares of common stock in the offering.

The consummation of this offering is expected to result in the satisfaction of the performance-based vesting criteria for 980,366 non-qualified stock options to purchase shares of K2M common stock that were granted in 2010 and 2011. Such options will therefore become exercisable after the consummation of the offering at an average exercise price per share of $9.29.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date: January 26, 2017	By:	/s/ GREGORY S. COLE
	Name:	GREGORY S. COLE
	Title	Chief Financial Officer